Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-267370

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 4, 2022)

SmileDirectClub, Inc.

Up to $100,000,000

Class A Common Stock

We have entered into a Distribution Agreement, dated as of November 7, 2022, or the sales agreement, with UBS Securities LLC(“UBS”), relating to the sale of shares of our Class A common stock, par value $0.0001 per share. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $100,000,000 from time to time through UBS, acting as our agent.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “SDC.” The last reported sale price of our Class A common stock on November 4, 2022 was $0.64 per share.

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). UBS is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between UBS and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

UBS will be entitled to compensation at a commission rate equal to 2.50% of the gross proceeds of any shares sold pursuant to this prospectus supplement, and reimbursement of its expenses, including fees and disbursements to its legal counsel, in connection with the execution of the sales agreement. In connection with the sale of our Class A common stock on our behalf, UBS may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of UBS may be deemed to be underwriting commissions or discounts. We have agreed to indemnify UBS against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments UBS may be required to make in respect of such liabilities. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to UBS.

As of the date of this prospectus supplement, David Katzman, our Chairman and Chief Executive Officer, controls a majority of the voting power of shares eligible to vote in the election of our directors. As a result, we are a “controlled company” for purposes of the marketplace rules of the Nasdaq Global Select Market.

Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank

The date of this prospectus supplement is November 7, 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and UBS has not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We and UBS take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.

This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. For investors outside of the United States, neither we nor UBS have done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our” and “us” refer, collectively, to SmileDirectClub, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and other statements that SmileDirectClub may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to SmileDirectClub’s future financial or business performance, strategies or expectations. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.

SmileDirectClub cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and SmileDirectClub assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

SmileDirectClub has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include:

•	our ability to effectively manage our core growth initiatives;

•	our ability to effectively execute our business strategies, implement new initiatives, and improve efficiency;

•	our sales and marketing efforts;

•	our manufacturing capacity and performance and our ability to reduce the per unit production cost of our clear aligners;

•	our ability to obtain regulatory approvals for any new or enhanced products;

•	our estimates regarding revenues, expenses, capital requirements, and needs for additional financing;

•	our ability to effectively market and sell, consumer acceptance of, and competition for our clear aligners in new markets;

•	our relationships with retail partners and insurance carriers;

•	our research, development, commercialization, and other activities and projected expenditures;

•	changes or errors in the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks;

•

our current business model is dependent, in part, on current laws and regulations governing remote healthcare and the practice of dentistry, and changes in those laws, regulations, or interpretations that are inconsistent with our current business model could have a material adverse effect on our business;

•	our relationships with our freight carriers, suppliers, and other vendors;

•	our ability to maintain the security of our operating systems and infrastructure (e.g., against cyberattacks);

•	the adequacy of our risk management framework;

•	our cash needs, including with respect to our debt services requirements, and ability to raise additional capital, if needed;

•	our ability to remain in compliance with our debt covenants;

•	our intellectual property position;

•	our exposure to claims and legal proceedings;

•

our ability to manage the COVID-19 pandemic, including the protracted duration of COVID-19 and the potential resurgence of COVID-19 infections, through voluntary and regulatory containment measures and the related impacts on our business;

•

our ability to gauge the impact of COVID-19 and related potential disruptions to the operations of our suppliers, freight carriers and retail partners, including social and economic constraints, tariffs and trade barriers, facilities closures, labor instability, and capacity reduction; and

•	our ability to manage macroeconomic pressures and increasing inflation on our core customer.

You should carefully read the risk factors described in “Risk Factors” and elsewhere in the documents incorporated by reference in this prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment in our Class A common stock. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the sections titled “Risk Factors” in this prospectus supplement and such reports and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report and Quarterly Reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are an oral care company and the creator of the first medtech platform for teeth straightening. Through our cutting-edge teledentistry technology and vertically integrated model, we are revolutionizing the oral care industry, from clear aligner therapy to our affordable, premium oral care product line. Our mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone.

Our vertically integrated model enables us to solve critical problems around cost, convenience, and access to care. We offer professional-level service and high-quality clear aligners generally at a cost of $2,050, up to 60% less than traditional orthodontic solutions. We achieve these cost savings while maintaining high quality by removing the overhead cost of multiple in-person doctor visits and managing the entire member experience, all the way from marketing to aligner manufacturing, fulfillment, treatment by a member’s doctor, and monitoring through completion of their treatment, which is enabled by our proprietary teledentistry platform, SmileCheck. These efficiencies enable us to pass the cost savings directly to our members and allow doctors to focus on what matters most: providing convenient access to excellent clinical care. To further democratize access to care, we offer our members the option of paying the entire cost of their treatment upfront or enrolling in our financing program, SmilePay, a convenient monthly payment plan. We also accept insurance and as of June 30, 2022, are in-network with UnitedHealthcare, Aetna, Anthem, BlueShield, Capital Blue Cross, Dominion National, and MetLife, among others.

Our member journey starts with three convenient options: a member visits a dentist office within our expanding Partner Network, books an appointment to take a free, in-person 3D oral image at any of our permanent SmileShops or popup locations across the U.S., Puerto Rico, Canada, Australia, United Kingdom, France and Ireland or requests an easy to use, doctor-prescribed impression kit online, which we mail directly to the member’s door. Using the image or impression, along with the other information collected from the member, we create a draft custom treatment plan that demonstrates how the member’s teeth will move during treatment. Next, via SmileCheck, an appropriately licensed doctor within our network reviews the information collected from the member, and determines if the member is appropriate for treatment and if so finalizes and approves the member’s treatment plan. If the member is a good candidate for clear aligners, the member has the opportunity to review a 3D rendering of how his or her teeth will move over time and, if the member decides to purchase, the licensed doctor issues the prescription for treatment and the manufacturing of the aligners. We then manufacture and ship the aligners directly to the member. The treating doctor monitors the member’s progress, requests additional information and/or clearances from the member, and communicates seamlessly with the member over the course of treatment through SmileCheck. Upon completion of treatment, a majority of our members purchase retainers every six months to prevent their teeth from relapsing to their original position. We also offer a growing suite of ancillary oral care products, such as whitening kits, toothbrushes, toothpaste, a water flosser, SmileSpa and a variety of other ancillary oral care products to maintain a perfect smile.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 11, 2019. On September 16, 2019, we completed an initial public offering, our IPO, of shares of our Class A common stock. The shares began trading on the Nasdaq Global Select Market on September 12, 2019 under the symbol “SDC.”

Our principal offices are located at 414 Union Street, Nashville, Tennessee 37219 and our telephone number is (800) 848-7566. Our website address is www.smiledirectclub.com. The information contained on, or accessible through, our website does not constitute part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Class A Common Stock Offered by Us:	Shares of our Class A common stock having an aggregate offering price of up to $100,000,000.

Class A Common Stock to be Outstanding After this Offering:	Up to 277,670,358 shares, assuming sales of $100 million of our Class A common stock in the offering at a price of $0.64 per share, which was the closing price of our Class A common stock on the Nasdaq Global Select Market on November 4, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Class B Common Stock Currently Outstanding:	268,823,501 shares of our Class B common stock outstanding as of November 3, 2022. Shares of our Class B common stock are not listed on a securities exchange.

Voting Rights:	The holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of our Class B common stock are entitled to ten votes on each share held on all matters submitted to a vote of stockholders. Upon the earlier of (i) September 11, 2029, the ten-year anniversary of the consummation of our initial public offering (“IPO”) or (ii) the date on which the shares of Class B common stock held by certain holders (the “Voting Group”) as set forth in our Final Prospectus filed with the Securities and Exchange Commission on September 13, 2019 in connection with our IPO, and their permitted transferees represent less than 15% of the Class B common stock held by the Voting Group and their permitted transferees as of immediately following the consummation of the IPO, each share of Class B common stock will entitle its holder to one vote per share on all matters to be voted upon by stockholders generally.

Plan of Distribution:	“At-the-market offering” that may be made from time to time through our sales agent, UBS. See “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include, among other things, funding of operations, repayment of indebtedness, acquisitions or strategic investments in businesses or technologies, additions to working capital and/or capital expenditures. See “Use of Proceeds” on page S-13 of this prospectus supplement for more information.

Controlled Company:	As of the date of this prospectus supplement, David Katzman, our Chairman and Chief Executive Officer, controls a majority of the voting power of shares eligible to vote in the election of our directors.

As a result, we are a “controlled company” for purposes of the marketplace rules of the Nasdaq Global Select Market.

Risk Factors:	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Nasdaq Global Select Market Symbol:	“SDC”

The number of shares of our Class A common stock to be outstanding after this offering is based on 121,420,358 shares of Class A common stock outstanding as of September 30, 2022, and excludes:

•	1,387,491 shares of Class A common stock issuable upon exercise of stock options outstanding as of September 30, 2022, at a weighted-average exercise price of $22.91 per share;

•	26,786,113 shares of Class A common stock issuable upon the vesting and settlement of outstanding restricted stock units as of September 30, 2022;

•

38,486,295 shares of Class A common stock available for future issuance under our 2019 Omnibus Incentive Compensation Plan (the “2019 Plan”) as of September 30, 2022 and any automatic increases in the number of shares of Class A common stock reserved for issuance under the 2019 Plan; and

•

5,772,944 shares of our Class A common stock reserved for future issuance under our Stock Purchase Plan (the “SPP”) as of September 30, 2022 and any automatic increases in the number of shares of Class A common stock reserved for issuance under the SPP.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or vesting and settlement of the restricted stock units described above.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our Class A common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition or results of operations could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a loss of all or part of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our Class A common stock.

Risks Related to This Offering

You may suffer immediate and substantial dilution in the book value of the shares that you purchase in this offering. You may also experience future dilution as a result of future equity offerings.

The price per share of our Class A common stock in this offering may be substantially higher than the net tangible book value per share of our Class A common stock. Assuming that shares are sold at a price of $0.64 per share, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on November 4, 2022, for the maximum aggregate offering amount of $100 million in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $1.49 per share, representing the difference between the adjusted net tangible book value per share of our Class A common stock as of September 30, 2022 after giving effect to this offering and the assumed offering price of 0.64 per share. Please refer to the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

In addition, as of September 30, 2022, we had outstanding stock options to purchase an aggregate of 1,387,491 shares of Class A common stock at a weighted-average exercise price of $22.91 per share and 26,786,113 shares of Class A common stock issuable upon the vesting and settlement of outstanding restricted stock units. As the outstanding restricted stock units vest and settle and to the extent the outstanding options are exercised, there will be further dilution to investors in this offering.

The trading price of shares of our Class A common stock has declined significantly since our initial public offering and may continue to be volatile.

The market price of our Class A common stock has declined significantly since our initial public offering and may continue to be highly volatile and subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our Class A common stock regardless of our operating performance. The market price of shares of our Class A common stock may be affected by a number of potential factors, including variations in our quarterly operating results or dividends, if any, to stockholders, adverse publicity surrounding our business, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about us and our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments, adverse publicity about the industries we participate in, or individual scandals.

In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation could result in substantial costs and diversion of our management’s attention and resources.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to UBS at any time throughout the term of the sales agreement. The number of shares that are sold through UBS after delivering an issuance notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, any limits we may set with UBS in any applicable issuance notice and the demand for our Class A common stock. As such, it is not possible to predict the number of shares to be sold pursuant to the sales agreement. Because the price per share of each share sold pursuant to the sales agreement will fluctuate based on the market price of our Class A common stock during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

We will have broad discretion in the use of the net proceeds to us from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

We will have broad discretion in the application of the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You may not agree with our decisions, and our management may not apply the net proceeds to us from this offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds to us from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement. Our failure to apply these net proceeds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Class A common stock to decline. Pending their use, we intend to invest the net proceeds to us from this offering in short- and intermediate-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

We have no current plans to pay cash dividends on our Class A common stock; as a result, our stockholders may not receive any return on investment unless our stockholders sell their Class A common stock for a price greater than that which they paid for it.

We have no current plans to pay dividends on our Class A common stock. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that our board of directors may deem relevant. In addition, our ability to pay cash dividends may be restricted by the terms of any of our future debt financing arrangements, which may contain terms restricting or limiting the amount of dividends that may be declared or paid on our Class A common stock. As a result, our stockholders may not receive any return on an investment in our Class A common stock unless they sell their Class A common stock for a price greater than that which they paid for it.

Sales of a substantial number of shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock could cause our stock price to fall.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable issuance notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Pursuant to the Voting Agreement (as defined below), David Katzman, our Chairman and Chief Executive Officer, controls a majority of the voting power of shares of our common stock eligible to vote in the election of our directors and on other matters submitted to a vote of our stockholders, and his interests may conflict with ours or our stockholders’ in the future.

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, with each share of Class A common stock entitling the holder to one vote and each share of Class B common stock entitling the holder to ten votes. Certain trusts affiliated with David Katzman, our Chairman and Chief Executive Officer, Steven Katzman, our Chief Operating Officer, Jordan Katzman and Alexander Fenkell, our co-founders, and certain of their affiliated trusts and entities (collectively, the “Voting Group”) are party to a Voting Agreement (the “Voting Agreement”), pursuant to which the Voting Group has given David Katzman, sole voting, but not dispositive, power over the shares of our Class B common stock beneficially owned by the Voting Group. Accordingly, pursuant to the Voting Agreement, David Katzman controls a majority of the voting power of shares of our common stock eligible to vote in the election of our directors and on other matters submitted to a vote of our stockholders. So long as 9.4% of shares of Class B common stock remain outstanding, the holders of our Class B common stock will be able to control the outcome of matters submitted to a stockholder vote. Even when the Voting Group ceases to own shares of our common stock representing a majority of the total voting power, for so long as the Voting Group continues to own a significant percentage of our common stock, David Katzman, through his voting power, will still be able to significantly influence the composition of our board of directors and the approval of actions requiring stockholder approval. Accordingly, for such period of time, David Katzman will have significant influence with respect to our management, business plans, and policies, including the appointment and removal of our officers. In particular, until the earlier of (i) the ten-year anniversary of the consummation of our initial public offering or (ii) the date on which the shares of Class B common stock held by the Voting Group and their permitted transferees represent less than 15% of the Class B common stock held by the Voting Group and their permitted transferees as of immediately following the consummation of our initial public offering, David Katzman will be able to cause or prevent a change of control of us or a change in the composition of our board of directors and could preclude any unsolicited acquisition of us. The concentration of voting power could deprive stockholders of an opportunity to receive a premium for their shares of Class A common stock as part of a sale of us and ultimately might affect the market price of our Class A common stock.

David Katzman and Camelot Venture Group (“Camelot”), with which he and certain other members of the Voting Group are affiliated, engage in a broad spectrum of activities. While the SDC Financial LLC Agreement restricts the Continuing LLC Members from engaging in certain competing business activities, David Katzman and Camelot may engage in activities where their interests conflict with our interests or those of our stockholders.

We have elected to take advantage of the controlled company exemption from certain corporate governance requirements, which could make our Class A common stock less attractive to some investors or otherwise adversely affect its trading price.

Pursuant to the Voting Agreement, David Katzman, our Chairman and Chief Executive Officer, controls a majority of the voting power of shares eligible to vote in the election of our directors. Because more than 50% of the voting power in the election of our directors is held by an individual, group, or another company, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. As a controlled company, we have elected not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A common stock:

•	a majority of our board of directors consists of “independent directors,” as defined under the rules of such exchange;

•	our board of directors has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

our board of directors has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The majority of our directors are not independent and, other than the audit committee, our board committees are not composed entirely of independent directors. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our Class A common stock could be delisted from Nasdaq, which would seriously harm the liquidity of our Class A common stock.

Nasdaq requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our Class A common stock from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders:

•	the liquidity and marketability of our Class A common stock;

•	the market price of our Class A common stock;

•	our ability to obtain financing for the continuation of our operations;

•	the number of institutional and general investors that will consider investing in our Class A common stock;

•	the number of market makers in our Class A common stock;

•	the availability of information concerning the trading prices and volume of our Class A common stock; and

•	the number of broker-dealers willing to execute trades in shares of our Class A common stock.

Our Class A common stock is currently trading below $1.00 per share, and if it closes below $1.00 per share for 30 consecutive business days, we no longer will be in compliance with the minimum bid price requirement pursuant to the Nasdaq Listing Rules (the “Minimum Bid Requirement”). If we fail to be in compliance with the

Minimum Bid Requirement, we would be provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Requirement. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our Class A common stock will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination, but there can be no assurance that Nasdaq would grant our request for continued listing. We intend to monitor the closing bid price of our Class A common stock and consider our options to comply with the Minimum Bid Requirement.

In addition, if we cease to be eligible to trade on Nasdaq, we may have to pursue trading on a less recognized or accepted market, such as the over the counter markets, our stock may be traded as a “penny stock” which would make transactions in our stock more difficult and cumbersome, and we may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock. This may also cause the market price of our Class A common stock to further decline.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $100,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with UBS as a source of financing.

We intend to use the net proceeds to us from this offering primarily for general corporate purposes, which may include, among other things, funding of operations, repayment of indebtedness, acquisitions or strategic investments in businesses or technologies, additions to working capital and/or capital expenditures.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending use of the proceeds as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short- term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our Class A common stock and the adjusted net tangible book value per share of our Class A common stock after this offering.

As of September 30, 2022, our historical net tangible book value was $(332) million, or $(2.73) per share of our Class A common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of Class A common stock outstanding as of September 30, 2022.

The shares in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $0.64 per share, which was the closing price of our stock on the Nasdaq Global Select Market on November 4, 2022. However, since the shares may be sold at a variety of prices, these dilution numbers are merely an example of potential dilution based on an assumed sales price.

After giving effect to adjustments relating to the offering and assuming the sale of shares of our Class A common stock for aggregate gross proceeds of $100 million at an assumed offering price of $0.64 per share (the closing price of our Class A common stock on the Nasdaq Global Select Market as of November 4, 2022), our adjusted net tangible book value on September 30, 2022 would have been approximately $(235) million or $(0.85) per share. The adjustments made to determine adjusted net tangible book value per share are the following:

•	An increase in total assets to reflect the net proceeds of the offering after deducting commissions and our estimated offering expenses; and

•

The addition of 156,250,000 shares offered by this prospectus supplement, assuming the offer and sale of shares of our Class A common stock for aggregate gross proceeds of $100 million (based on the closing price of our Class A common stock on the Nasdaq Global Select Market as of November 4, 2022), to the number of shares outstanding.

The following table illustrates the increase in net tangible book value of $1.88 per share to existing stockholders and the immediate dilution of $1.49 per share (the difference between the assumed offering price per share and the adjusted net tangible book value per share) to new investors:

Assumed public offering price per share		$0.64
Net tangible book value per share as of September 30, 2022	$(2.73)
Increase in net tangible book value per share attributable to the offering	$1.88

Adjusted net tangible book value per share as of September 30, 2022 after giving effect to the offering		$(0.85)

Dilution per share to new investors participating in the offering		$1.49

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $.10 per share in the price at which the shares are sold from the assumed offering price of $0.64 per share shown in the table above, assuming all shares of our Class A common stock for aggregate gross proceeds of $100 million are sold at that price, would cause our adjusted net tangible book value per share after the offering to be $(0.92) per share and would increase the dilution in net tangible book value per share to new investors to $1.66 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $.10 per share in the price at which the shares are sold from the assumed offering price of $0.64 per share shown in the table above, assuming all shares of our Class A common stock for aggregate gross proceeds of $100 million are sold at that price, would cause our adjusted net tangible book value per share after the offering to be $(0.77) per share and would decrease the dilution in net tangible book value per share to new investors to $1.31 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The information above is supplied for illustrative purposes only and will adjust based on the actual public offering price and the actual number of shares that we sell in the offering.

The number of shares of our Class A common stock to be outstanding after this offering is based on 121,420,358 shares of Class A common stock outstanding as of September 30, 2022, and excludes:

•	1,387,491 shares of Class A common stock issuable upon exercise of stock options outstanding as of September 30, 2022, at a weighted-average exercise price of $22.91 per share;

•	26,786,113 shares of Class A common stock issuable upon the vesting and settlement of outstanding restricted stock units as of September 30, 2022;

•

38,486,295 shares of Class A common stock available for future issuance under the 2019 Plan as of September 30, 2022 and any automatic increases in the number of shares of Class A common stock reserved for issuance under the 2019 Plan; and

•

5,772,944 shares of our Class A common stock reserved for future issuance under the SPP as of September 30, 2022 and any automatic increases in the number of shares of Class A common stock reserved for issuance under the SPP.

To the extent that outstanding stock options are exercised, outstanding restricted stock units vest and settle, or additional shares of Class A common stock are issued in the future, including pursuant to additional grants under our equity incentive plans, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Distribution Agreement, which we refer to as the “Distribution Agreement,” with UBS Securities LLC, which we refer to as the “Sales Agent,” under which we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $100 million from time to time through the Sales Agent. Sales of the shares of Class A common stock, if any, may be made in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made by means of ordinary brokers’ transactions on The Nasdaq Global Select Market or into any other existing trading market for our Class A common stock at market prices and such other sales as agreed upon by us and the Sales Agent. A copy of the Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K filed and is incorporated by reference in this prospectus supplement.

When requested by us, the Sales Agent will offer the shares of Class A common stock subject to the terms and conditions of the Distribution Agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with the Sales Agent. We will designate the maximum number of shares of Class A common stock to be sold through the Sales Agent when we request it to do so. The Sales Agent has agreed, subject to the terms and conditions of the Distribution Agreement, to use its commercially reasonable efforts to execute our orders to sell, as our agent and on our behalf, shares of our Class A common stock submitted to the Sales Agent from time to time by us, consistent with its normal sales and trading practices. We may instruct the Sales Agent not to place shares of Class A common stock at or below a price designated by us. In any event, the shares of Class A common stock shall be placed by the Sales Agent substantially at market price. We or the Sales Agent may suspend the offering of shares of Class A common stock under the Distribution Agreement upon proper notice to the other party.

We will pay the Sales Agent a commission of 2.50% of the gross proceeds of any shares sold pursuant to this prospectus supplement. We have also agreed to reimburse the Sales Agent for certain of their expenses in an amount up to $100,000, in addition to certain ongoing disbursements up to $15,000 per calendar quarter as described in the Distribution Agreement. The estimated offering expenses payable by us, in addition to such commission and expenses, are approximately $350,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of Class A common stock. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agent will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which shares of Class A common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us. Settlement for sales of shares of Class A common stock will generally occur, unless otherwise agreed, on the second trading day for the Nasdaq Global Select Market following the date on which such sales were made.

Under the terms of the Distribution Agreement, we also may sell our Class A common stock to the Sales Agent as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our Class A common stock sold through the Sales Agent under the Distribution Agreement and the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of our Class A common stock.

In connection with the sale of our Class A common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

The Sales Agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If either the Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our Class A common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agent and us.

The offering of our Class A common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our Class A common stock subject to the Distribution Agreement, (ii) the termination of the Distribution Agreement by us and/or by the Sales Agent and (iii) the third anniversary of the effective date of the registration statement of which this prospectus forms a part.

This prospectus supplement in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Foley & Lardner LLP. Certain legal matters in connection with this offering will be passed upon for UBS by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of SmileDirectClub, Inc. appearing in SmileDirectClub, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of SmileDirectClub, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.smiledirectclub.com. Our website is not a part of this prospectus supplement and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.smiledirectclub.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. The documents incorporated by reference herein include:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022;

•	Our Current Reports on Form 8-K filed April 28, 2022, May 31, 2022, June 6, 2022, June 8, 2022 and July 25, 2022;

•

Portions of our definitive Proxy Statement on Schedule 14A filed April 22, 2022 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021); and

•

The description of our common stock contained in Exhibit 4.3 to the Form 10-K for the year ended December 31, 2021 and including any amendments and reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

SmileDirectClub, Inc.

414 Union Street

Nashville, Tennessee 37219

(800) 342-0462

Attention: Corporate Secretary

Prospectus

$400,000,000

SmileDirectClub, Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Subscription Rights

SmileDirectClub, Inc. may offer from time to time (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) Class A common stock, (iv) warrants to purchase debt securities, preferred stock or Class A common stock, or (v) subscription rights to purchase debt securities, preferred stock or Class A common stock described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000.

We will provide the terms of these securities in supplements to this prospectus.

You should read this prospectus and any prospectus supplement before you invest.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “SDC”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

On September 22, 2022, the closing price of our Class A common stock on Nasdaq was $1.02 per share.

Our principal office is located at 414 Union Street, Nashville, Tennessee 37219. Our telephone number is (800) 848-7566.

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 4.

As used in this prospectus, “SmileDirectClub,” “the Company,” “we,” “our,” “ours,” and “us” refer to SmileDirectClub, Inc. and its consolidated subsidiaries, and “our board of directors” refers to the board of directors of SmileDirectClub, Inc., except where the context otherwise requires or as otherwise clearly indicated.

SMILEDIRECTCLUB

SmileDirectClub, Inc. is an oral care company and the creator of the first medtech platform for teeth straightening. Through our cutting-edge teledentistry technology and vertically integrated model, we are revolutionizing the oral care industry, from clear aligner therapy to our affordable, premium oral care product line. Our mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. We are headquartered in Nashville, Tennessee.

Our vertically integrated model enables us to solve critical problems around cost, convenience, and access to care. We offer professional-level service and high-quality clear aligners generally at a cost of $2,050, up to 60% less than traditional orthodontic solutions. We achieve these cost savings while maintaining high quality by removing the overhead cost of multiple in-person doctor visits and managing the entire member experience, all the way from marketing to aligner manufacturing, fulfillment, treatment by a member’s doctor, and monitoring through completion of their treatment, which is enabled by our proprietary teledentistry platform, SmileCheck. These efficiencies enable us to pass the cost savings directly to our members and allow doctors to focus on what matters most: providing convenient access to excellent clinical care. To further democratize access to care, we offer our members the option of paying the entire cost of their treatment upfront or enrolling in our financing program, SmilePay, a convenient monthly payment plan. We also accept insurance and as of June 30, 2022, are in-network with UnitedHealthcare, Aetna, Anthem, BlueShield, Capital Blue Cross, Dominion National, and MetLife, among others.

Our member journey starts with three convenient options: a member visits a dentist office within our expanding Partner Network, books an appointment to take a free, in-person 3D oral image at any of our permanent SmileShops or popup locations across the U.S., Puerto Rico, Canada, Australia, United Kingdom, France and Ireland or requests an easy to use, doctor-prescribed impression kit online, which we mail directly to the member’s door. Using the image or impression, along with the other information collected from the member, we create a draft custom treatment plan that demonstrates how the member’s teeth will move during treatment. Next, via SmileCheck, an appropriately licensed doctor within our network reviews the information collected from the member, and determines if the member is appropriate for treatment and if so finalizes and approves the member’s treatment plan. If the member is a good candidate for clear aligners, the member has the opportunity to review a 3D rendering of how his or her teeth will move over time and, if the member decides to purchase, the licensed doctor issues the prescription for treatment and the manufacturing of the aligners. We then manufacture and ship the aligners directly to the member. The treating doctor monitors the member’s progress, requests additional information and/or clearances from the member, and communicates seamlessly with the member over the course of treatment through SmileCheck. Upon completion of treatment, a majority of our members purchase retainers every six months to prevent their teeth from relapsing to their original position. We also offer a growing suite of ancillary oral care products, such as whitening kits, toothbrushes, toothpaste, a water flosser, SmileSpa and a variety of other ancillary oral care products to maintain a perfect smile.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, and June 30, 2022, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and other statements that SmileDirectClub may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to SmileDirectClub’s future financial or business performance, strategies or expectations. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.

SmileDirectClub cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and SmileDirectClub assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

SmileDirectClub has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include:

•	our ability to effectively manage our core growth initiatives;

•	our ability to effectively execute our business strategies, implement new initiatives, and improve efficiency;

•	our sales and marketing efforts;

•	our manufacturing capacity and performance and our ability to reduce the per unit production cost of our clear aligners;

•	our ability to obtain regulatory approvals for any new or enhanced products;

•	our estimates regarding revenues, expenses, capital requirements, and needs for additional financing;

•	our ability to effectively market and sell, consumer acceptance of, and competition for our clear aligners in new markets;

•	our relationships with retail partners and insurance carriers;

•	our research, development, commercialization, and other activities and projected expenditures;

•	changes or errors in the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks;

•

our current business model is dependent, in part, on current laws and regulations governing remote healthcare and the practice of dentistry, and changes in those laws, regulations, or interpretations that are inconsistent with our current business model could have a material adverse effect on our business;

•	our relationships with our freight carriers, suppliers, and other vendors;

•	our ability to maintain the security of our operating systems and infrastructure (e.g., against cyberattacks);

•	the adequacy of our risk management framework;

•	our cash needs, including with respect to our debt services requirements, and ability to raise additional capital, if needed;

•	our ability to remain in compliance with our debt covenants;

•	our intellectual property position;

•	our exposure to claims and legal proceedings;

•

our ability to manage the COVID-19 pandemic, including the protracted duration of COVID-19 and the potential resurgence of COVID-19 infections, through voluntary and regulatory containment measures and the related impacts on our business;

•

our ability to gauge the impact of COVID-19 and related potential disruptions to the operations of our suppliers, freight carriers and retail partners, including social and economic constraints, tariffs and trade barriers, facilities closures, labor instability, and capacity reduction; and

•	our ability to manage macroeconomic pressures and increasing inflation on our core customer.

You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.smiledirectclub.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022;

•	Our Current Reports on Form 8-K filed April 28, 2022, May 31, 2022, June 6, 2022, and July 25, 2022;

•

Portions of our definitive Proxy Statement on Schedule 14A filed April 22, 2022 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on  Form 10-K for the year ended December 31, 2021); and

•

The description of our common stock contained in Exhibit 4.3 to the Form 10-K for the year ended December 31, 2021 and including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

SmileDirectClub, Inc.

414 Union Street

Nashville, Tennessee 37219

Tel.: (800) 848-7566

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the applicable indenture. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is $400,000,000. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

2026 Convertible Senior Notes

The Company has $747,500,000 principal amount 0.00% Convertible Senior Notes due 2026 (the “Notes”) outstanding as of June 30, 2022. The Notes were issued and governed by an indenture, dated February 9, 2021 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Notes will mature on February 1, 2026, unless earlier repurchased, redeemed or converted. The Notes do not bear regular interest, and the principal amount of the Notes will not accrete.

The initial conversion rate for the Notes is 55.3710 shares of the Company’s Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $18.06 per share of Class A Common Stock. The initial conversion price of the Notes represented a premium of approximately 40% over the last reported sale of $12.90 per share of the Company’s Class A Common Stock on February 4, 2021. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events in accordance with the terms of the Indenture.

The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including the Company’s trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Company may, at its option, redeem some of the Notes, in whole or in part, at the applicable redemption price as set forth in the Indenture.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.

The Notes have customary provisions relating to the occurrence of an “Event of Default” (as defined in the Indenture), which include the following: (i) a default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note (ii) a default by the Company for 30 days in the payment when due of special interest, if any, on any Note; (iii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iv) a default by the Company in its obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence; (v) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (vi) a default by the Company in its other obligations or agreements under the Indenture or the Notes (other than a default set forth in clauses (i), (ii), (iii), (iv) or (v) above) if such default is not cured or waived within 60 days after written notice is given in accordance with the Indenture; (vii) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid special interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended and our amended and restated by-laws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated by-laws, see “Where You Can Find More Information” on page 4. We urge you to read our amended and restated certificate of incorporation, as amended, and amended and restated by-laws in their entirety.

General

Our amended and restated certificate of incorporation provides that we are authorized to issue 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, of which 121,191,165 shares were issued and outstanding as of September 7, 2022, 500,000,000 shares of Class B common stock, par value $0.0001 per share, of which 268,823,501 shares were issued and outstanding as of September 7, 2022, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were outstanding as of September 7, 2022. All shares of the Company’s capital stock are in uncertificated form.

Preferred Stock

The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our amended and restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 4. We urge you to read our amended and restated certificate of incorporation and any applicable certificate of designations in their entirety.

The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, the powers (including voting powers) (if any), preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds.

The terms of any class or series of preferred stock we offer will be set forth in a certificate of designations and summarized in the applicable prospectus supplement. The description in the applicable prospectus supplement of any class or series of preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to our certificate of incorporation, any applicable certificate of designations (which will be filed with the SEC if we offer preferred stock) and our by-laws. For more information on how you can obtain copies of our certificate of incorporation, any applicable certificate of designations and our by-laws, see “Where You Can Find More Information” beginning on page 4 of this prospectus. We urge you to read our certificate of incorporation and by-laws, any applicable certificate of designations and any applicable prospectus supplement in their entirety.

Class A common stock and Class B common stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws.

Voting Rights. The holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of our Class B common stock are entitled to ten votes on each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock do not have cumulative voting rights in the election of directors. Upon the earlier of (i) the ten-year anniversary of the consummation of our initial public offering (‘‘IPO’’) or (ii) the date on which the shares of Class B common stock held by the Voting Group, as defined in our Final Prospectus filed with the Securities and Exchange Commission on September 13, 2019 (the “Final IPO Prospectus”), and their permitted transferees represent less than 15% of the Class B common stock held by the Voting Group and their permitted transferees as of immediately following the consummation of the IPO, each share of Class B common stock will entitle its holder to one vote per share on all matters to be voted upon by stockholders generally.

Dividends and Liquidation Rights. Holders of shares of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution. The shares of Class B common stock have no economic rights. Holders of shares of our Class B common stock do not have any rights to receive dividends or, except as otherwise required by applicable law, to receive a distribution upon a liquidation, dissolution or winding up of the Company.

Miscellaneous. All shares of our Class A common stock and Class B common stock outstanding are fully paid and non-assessable. The Class A and Class B common stock are not subject to further calls or assessments by us. Holders of shares of our Class A and Class B common stock do not have preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class A or Class B common stock. Subject to the terms and conditions of the Seventh Amended and Restated Limited Liability Agreement of SDC Financial, Class B common stockholders who are members of SDC Financial will have the right to exchange their LLC Units (with automatic cancellation of an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends, reclassifications, and other similar transactions, or for cash (based on the market price of the shares of Class A common stock), with the form of consideration determined by the Company in its sole discretion.

Listing. Our Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SDC.” The Class B common stock is not listed on a securities exchange.

Transfer Agent and Registrar. The transfer agent and registrar for our Class A common stock is American Stock Transfer Trust Company, LLC.

Anti-Takeover Considerations

The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law at all times at which the Voting Group owns at least 15% of the shares of Class B common stock the Voting Group owned at the consummation of the IPO. The Company will not be governed Section 203 of the DGCL at any time at which the Voting Group owns less than 15% of the shares of Class B common stock the Voting Group owned at the consummation of the IPO.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares are converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our amended and restated certificate of incorporation provides that if the Voting Group beneficially owns, in the aggregate, at least 30% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the Voting Group beneficially owns, in the aggregate, less than 30% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent of stockholders in lieu of a meeting unless such action is unanimously recommended by our board of directors. Our amended and restated certificate of incorporation permits stockholder action by written consent with respect to matters to be voted on solely by the holders of Class B common stock or preferred stock, if any, voting separately as a class, if a consent or consents in writing is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called at any time only by or at direction of the board of directors or the chairman of the board of directors. No stockholder may call a special meeting, except for a stockholder who is also the chairman of the board of directors.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our amended and restated certificate of incorporation provides that any or all of the directors may be removed, but only for cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our amended and restated by-laws provide that (i) newly created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the directors then in office, provided that a quorum is present, and (ii) vacancies occurring on the board of directors for any other reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

No Preemptive Rights

Holders of Class A common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Board Term

Our amended and restated certificate of incorporation provides that our board of directors be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or Class A common stock. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock or Class A common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock or Class A common stock. These subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock or Class A common stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock or Class A common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 4. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of SmileDirectClub, Inc. appearing in SmileDirectClub, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of SmileDirectClub, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

SmileDirectClub, Inc.

Up to $100,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

UBS Investment Bank

November 7, 2022